Exhibit 99.2
EXCERPTS FROM PRIVATE PRELIMINARY OFFERING MEMORANDUM,
DATED JANUARY 7, 2016
Important Information
The excerpts are part of a private preliminary offering memorandum for an offering only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1993, as amended (the “Securities Act”) and to persons outside the United States in compliance with Regulation S. Any securities offered in the private offering have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. This information is being provided as of January 7, 2016, and for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. References to “offering memorandum” are not intended to imply that the information included in this exhibit constitutes an offering memorandum of any kind. Any offers of securities will be made only privately by means of the complete private offering memorandum.
As used in these excerpts, except where otherwise specified or unless the context otherwise requires, the terms “Microsemi,” the “Company,” “we,” “us,” and “our” refer to Microsemi Corporation, a Delaware corporation, and its consolidated subsidiaries prior to the proposed acquisition (the “Acquisition”) by Microsemi of PMC-Sierra, Inc. (“PMC”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among Microsemi, PMC and Lois Acquisition Corp. dated November 24, 2015 (the “Merger”), references to “Vitesse” as used herein refers to Vitesse Semiconductor Corporation, references to “condensed combined financial information” as used herein refer to Microsemi and its consolidated subsidiaries after giving pro forma effect to the Acquisition, references to the “Transactions” as used herein refer to the Acquisition, Microsemi’s acquisition of Vitesse, which occurred on April 28, 2015, Microsemi’s previously announced entry into the new senior secured credit facilities (“New Senior Secured Credit Facilities”), including a new senior secured revolving credit facility which will provide for aggregate borrowings of up to $325.0 million (the “New Revolving Credit Facility”), and the borrowings thereunder, potential borrowings of up to $75.0 million under a short-term senior secured credit facility (the “Overnight Facility”), the use of cash on hand, the issuance of the notes (as defined below), the use of proceeds from the exercise of certain PMC stock options, the issuance of shares of Microsemi common stock, the refinancing of Microsemi’s and PMC and its subsidiaries’ existing third party indebtedness other than the indebtedness permitted to remain outstanding under the Merger Agreement and the payment of fees and expenses related thereto, references to “this offering memorandum” and references to sections therein or other similar formulations as used herein refer to the preliminary offering memorandum or sections therein, as applicable, dated January 7, 2016, prepared in connection with the proposed private offering of Microsemi’s senior unsecured notes (“notes”).
Forward-looking Statements
Certain statements contained in these excerpts are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements.
Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “can,” “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “maintain,” “continue” and variations of these words and comparable words. In addition, all of the information herein that does not state a historical fact is forward-looking, including any statement or implication about an estimate or a judgment, or an expectation as to a future time, future result or other future circumstance. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

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demand, growth and sales expectations for our products;

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expectations that plant consolidations will result in anticipated cost savings without unanticipated costs or expenses;

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expectations regarding tax exposures and future tax rates, our ability to realize deferred tax assets and the outcome or effects of examinations by U.S., state or foreign jurisdictions;

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expectations regarding competitive conditions;

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new market opportunities and emerging applications for our products;

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expectations concerning the anticipated benefits of our acquisitions;

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expectations we will be able to successfully integrate acquired companies and personnel with our existing operations;

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expectations that we will be able to identify or complete prospective acquisitions in a market with increasing competition from other potential acquirers, the effects of a consolidating semiconductor industry and high valuations of acquisition candidates;

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the uncertainty of litigation, administrative and similar matters, the associated costs and expenses, and the potential material adverse effect these matters could have on our business and results of operations;

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beliefs our customers will not cancel orders or terminate or renegotiate their purchasing relationships with us;

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expectations concerning the potential termination or renegotiation of U.S. government contracts, uncertainties of governmental appropriations and national defense policies and priorities and the effects of past or future government shutdowns and contract terminations or renegotiations on our business and results of operations;

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expectations we will not suffer production delays as a result of a supplier’s inability to supply parts;

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the effect of events such as natural disasters and related disruptions on our operations;

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beliefs that we stock adequate supplies of all materials;

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beliefs that we will be able to successfully resolve any disputes and other business matters as anticipated;

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beliefs that we will be able to meet our operating cash and capital commitment requirements in the foreseeable future;

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critical accounting estimates;

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expectations regarding our financial and operating results;

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expectations regarding our liquidity and capital resources, including our loan covenants;

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expectations regarding our performance and competitive position;

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expectations regarding our outlook for our end markets; and

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failure to realize the anticipated synergies, cost savings and growth opportunities from the Acquisition.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results that the forward-looking statements suggest. You are urged to carefully review the disclosures set forth under the headings titled “Forward-Looking Statements” and “Risk Factors” in reports filed by Microsemi with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website http://www.sec.gov. Forward-looking statements are not a guarantee of future performance and should not be regarded as a representation by us or any other person that all of our estimates will necessarily prove correct or that all of our objectives or plans will necessarily be achieved. You are cautioned, therefore, not to place undue reliance on these forward-looking statements, which are made only as of the date of this filing. We do not intend, and undertake no obligation, to update or revise the forward-looking statements to reflect events or circumstances after the date of this filing, whether as a result of new information, future events or otherwise.
Risks and uncertainties related to the Acquisition include, among others: the risk that regulatory approvals required for the Acquisition are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the Acquisition are not satisfied; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; uncertainties as to the timing of the Acquisition; competitive responses to the Acquisition; response by activist stockholders to the Acquisition; costs and difficulties related to the integration of PMC’s business and operations with Microsemi’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the Acquisition; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the Acquisition; litigation relating to the Acquisition; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions.
Non-GAAP Financial Measures
Certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA and ratios related thereto, have been included in the preliminary offering memorandum. These are supplemental financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The non-GAAP financial measures presented in the preliminary offering memorandum may not comply with the SEC rules governing the presentation of non-GAAP financial measures.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING INFORMATION OF MICROSEMI CORPORATION
The following table sets forth our summary historical consolidated financial data and summary unaudited pro forma condensed combined financial information for the periods and as of the dates indicated. The summary historical financial data as of September 28, 2014 and September 27, 2015 and for each of the three fiscal years ended September 27, 2015 are derived from our audited consolidated financial statements, included elsewhere in this offering memorandum. The summary historical balance sheet data as of September 29, 2013 is derived from our audited consolidated financial statements not included in this offering memorandum. Our audited consolidated financial statements included elsewhere in this offering memorandum do not reflect the impact of the Transactions.
The summary pro forma data is based upon the historical financial statements of Microsemi, after giving effect to the proposed acquisition of PMC and the acquisition of Vitesse, which closed on April 28, 2015. The summary pro forma data also gives effect to the transactions undertaken to finance the proposed acquisition of PMC.
The summary pro forma balance sheet data as of September 27, 2015 combines the historical balance sheet of Microsemi, giving effect to the proposed acquisition of PMC, and the financing transactions, as if they had been completed on September 27, 2015. The summary pro forma statement of operations data gives effect to the proposed acquisition of PMC, the financing transactions, as well as the acquisition of Vitesse, as if they had occurred on September 29, 2014.
The Merger will be accounted for using the acquisition method of accounting. The summary pro forma data reflects adjustments required under GAAP for business combinations and is based on, among other things, preliminary estimates of fair market values of assets acquired and liabilities assumed and certain assumptions that we believe are reasonable. Revisions to the preliminary estimates of fair market value may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity, depreciation and amortization expense, interest expense and income tax expense. The actual adjustments to our consolidated financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and our net assets on the closing date of the Merger. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. The unaudited pro forma statement of operations data does not reflect any non-recurring charges or gains that we may record in connection with the Merger. However, these estimated non-recurring items will be reflected in our statement of income for the period during which the Acquisition will take place.
The summary historical data presented below are not necessarily indicative of the results to be expected for any future period. During the periods presented below, we have completed several acquisitions. The results of these acquired entities are included in our consolidated statements of operations for the periods subsequent to the respective acquisition date. The summary historical and unaudited pro forma financial data set forth below should be read in conjunction with the information included under the headings “The Transactions,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Combined Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Microsemi Corporation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PMC-Sierra, Inc.,” our and PMC’s audited and unaudited consolidated financial statements and related notes thereto appearing elsewhere in this offering memorandum, and Vitesse’s audited and unaudited consolidated financial statements and the related notes thereto incorporated by reference in this offering memorandum.

	Historical			Pro Forma
	Fiscal Year Ended			Fiscal Year Ended September 27, 2015
	September 27, 2015	September 28, 2014	September 29, 2013
				(unaudited)
Statements of Operations Data ($ in millions):
Net sales	$1,245.6	$1,138.3	$975.9	$1,823.1
Cost of sales	561.3	526.8	418.7	787.8
Gross profit	684.3	611.5	557.2	1,035.3
Operating expenses:
Selling, general and administrative	249.5	241.0	202.5	379.4
Research and development costs	200.3	192.0	170.6	420.6
Amortization of intangible assets	96.5	92.8	84.8	218.9
Restructuring and severance charges	15.4	31.5	9.9	29.6
Total operating expenses	561.7	557.3	467.8	1,048.5
Operating income (loss)	122.6	54.2	89.4	(13.2)
Other (expenses):
Interest expense, net	(27.3)	(27.8)	(30.2)	(164.0)
Other income (expense), net	1.6	(2.5)	(3.1)	8.7
Total other expense	(25.7)	(30.3)	(33.3)	(155.3)
Income (loss) before (benefit from) income taxes	96.9	23.9	56.1	(168.5)
Provision for (benefit from) income taxes	12.3	0.8	12.4	(78.9)
Net income (loss)	$84.6	$23.1	$43.7	$(89.6)
Statements of Cash Flows ($ in millions):
Net cash provided by operating activities	$269.3	$206.7	$165.0
Net cash used in investing activities	(403.2)	(336.0)	(37.3)
Net cash (used in) provided by financing activities	228.1	35.1	(75.6)
Balance Sheet Data (at end of period, $ in millions):
Cash and cash equivalents	$256.4	$162.2	$256.4	$48.7
Working capital(1)	535.0	457.4	489.4	394.6
Total assets	2,450.1	2,056.4	1,912.7	5,038.5
Total debt(2)	998.0	698.0	676.0	2,726.4
Stockholders’ equity	1,207.2	1,115.6	1,032.1	1,712.4
Other Financial Data ($ in millions, other than ratios)
EBITDA(3)	$256.9	$177.4	$200.0	$274.8
Adjusted EBITDA(3)	349.0	283.8	249.0	611.0
Ratio of Adjusted EBITDA to cash interest expense(3)	13.6x	10.5x	8.5x	4.1x
Ratio of total debt to Adjusted EBITDA(3)	2.9x	2.5x	2.7x	4.5x
Ratio of net debt to Adjusted EBITDA(3)(4)	2.1x	1.9x	1.7x	4.4x
Ratio of total secured debt to Adjusted EBITDA(3)	0.3x	0.4x	0.4x	3.7x

(1)
Working capital is defined as total current assets minus total current liabilities.

(2)
Total debt represents the aggregate principal amount of debt and includes deferred financing fees. Although the full amount of the New Revolving Credit Facility is expected to be drawn at the closing of the Acquisition, Microsemi expects to pay down a portion of the balance of the New Revolving Credit Facility and, to the extent any amount is drawn under the Overnight Facility at the closing of the Acquisition, the full balance of the Overnight Facility, in each case, within 30 days of closing of the Acquisition using a combination of cash held outside the United States and cash generated from operations. For pro forma purposes, the balance of the New Revolving Credit Facility is shown as $126.4 million and no balance for the Overnight Facility is shown as it will mature and terminate within 30 days of closing of the Acquisition.

(3)
We define EBITDA as net income before interest expense, net, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items permitted in calculating covenant compliance under the indenture governing the notes and the credit agreements governing the New Senior Secured Credit Facilities. We describe these adjustments reconciling net income to Adjusted EBITDA in the table below. The indenture that will govern the notes and the New Senior Secured Credit Facilities will permit us to make all of the above adjustments in calculating “EBITDA” as defined in and pursuant to such agreements and may permit us to exclude other charges and expenses and make other or different adjustments in calculating “EBITDA” as defined in and pursuant to such agreements. Certain of the material covenants in the indenture that will govern the notes and the credit agreement that will govern the New Senior Secured Credit Facilities are described in “Description of Certain Other Indebtedness” and “Description of Notes.”

We present EBITDA and Adjusted EBITDA because we believe that investors consider them to be important supplemental measures of our performance and believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA and Adjusted EBITDA are not required by, and are not presented in accordance with, GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results and liquidity.
Our EBITDA and Adjusted EBITDA measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
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they do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

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they do not reflect changes in, or cash requirements for, our working capital needs;

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they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA measures do not reflect cash requirements for such replacements;

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they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

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they do not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

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they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

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they do not reflect limitations on, or costs, related to transferring earnings from our subsidiaries to us.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, our EBITDA and Adjusted EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Below is a reconciliation of net income to EBITDA and Adjusted EBITDA, for the periods presented:
	Historical			Pro Forma
	Fiscal Year Ended			Fiscal Year Ended September 27, 2015
(unaudited, $ in millions)	September 27, 2015	September 28, 2014	September 29, 2013
Net income (loss)	$84.6	$23.1	$43.7	$(89.6)
Interest expense, net	27.3	27.8	30.2	164.0
Provision for (benefit from) income taxes	12.3	0.8	12.4	(78.9)
Depreciation and amortization	132.7	125.7	113.7	279.3
EBITDA	256.9	177.4	200.0	274.8
Manufacturing profit in acquired inventory(a)	22.0	16.7	—	72.7
Inventory write-offs from restructuring activities(b)	—	7.9	—	—
Restructuring, severance and other special charges(c)	9.9	19.9	11.7	24.0
Facility consolidation and equipment charges(d)	2.3	13.9	0.1	2.2
Stock based compensation	50.1	44.1	34.6	84.9
Acquisition related costs(e)	6.2	2.9	—	1.2
Credit facility issuance and derivative fair value costs(f)	1.6	1.0	2.6	1.6
Vitesse cost savings(g)	—	—	—	14.6
PMC restructuring(h)	—	—	—	35.0
PMC cost savings(i)	—	—	—	100.0
Adjusted EBITDA	$349.0	$283.8	$249.0	$611.0

(a)
Manufacturing profit in acquired inventory results from purchase accounting entries to increase the value of inventory acquired in previous transactions to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. Management believes it is useful to exclude manufacturing profit in acquired inventory as it does not reflect continuing operations of acquired entities.

(b)
Expenses related to the reallocation of manufacturing, operations, engineering, sales and support resources from products that fell below certain internal profitability thresholds to products we expect to generate greater returns. During the third quarter of 2014, we selectively exited product offerings that we believe will continue to lag our overall profitability goals. This exit resulted in inventory charges of  $7.9 million in the fiscal year 2014.

(c)
Restructuring, severance and other special charges consist of severance and other costs related to the consolidation of operations and strategic discontinuation of products. Other special charges also include gains or losses on litigation, net of settlement costs, primarily related to acquisition-related matters.

(d)
Related to the streamlining of operations, recorded charges and gains related to facility consolidation and equipment on both leased and owned properties and engineering equipment for development projects no longer being pursued. Facilities consisted of manufacturing sites, as well as sales, engineering and administrative space.

(e)
Acquisition costs for business combinations are expensed as incurred, in accordance with relevant accounting guidance, rather than capitalized into the purchase price of an acquisition. Within the unaudited pro forma data for the year ended September 27, 2015, acquisition costs are excluded from net income and EBITDA, and therefore are not added back as part of the reconciliation to Pro Forma Adjusted EBITDA.

(f)
Debt issuance and refinancing costs incurred to issue or refinance our existing credit facilities, including changes in the fair value of interest rate swaps. We entered into interest rate swaps as a cash flow hedge on our variable rate term loans under our existing credit facilities, but as these swaps did not qualify for hedge accounting, we record gains and losses for the change in fair value. Management excludes these gains and losses from internal measurements and in evaluating current performance. Our last interest rate swap agreement expired in January 2015. Management believes that utilizing non-GAAP financial measures that exclude these items is useful in providing an alternate measure that excludes these non-cash fair value adjustments that do not reflect ongoing operations.

(g)
Related to cost savings in connection with our acquisition of Vitesse on April 28, 2015 that have not yet been realized in our historical operating results. Inclusion of these cost savings should not be viewed as a representation that we in fact will achieve these cost savings. See “Risk Factors—Risks Related to the Acquisition—We may fail to realize all of the anticipated benefits of the transactions or those benefits may take longer to realize than expected.”

(h)
Related to a restructuring previously announced by PMC in July 2015, including headcount reduction and other cost savings. PMC expects to incur charges of approximately $15 million to $16 million (of which approximately $14 million would be in cash), including approximately $13 million to $14 million in charges related to employee severance and related compensation benefits, respectively. Following the consummation of the Acquisition, we will continue these restructuring activities. Microsemi expects to achieve these cost savings by the end of the 2016 fiscal year. Inclusion of these cost savings should not be viewed as a representation that we in fact will achieve these cost savings. See “Risk Factors—Risks Related to the Acquisition—We may fail to realize all of the anticipated benefits of the Transactions or those benefits may take longer to realize than expected.”

(i)
Cost savings estimated to be realized as part of the Acquisition. We currently estimate approximately $100.0 million of cost savings from cost synergies from the Acquisition related to (i) the consolidation of wafer and backend processes and volume-based discounts, (ii) the reallocation of research and development resources and a reduction of research and development spending and (iii) consolidation of sales and marketing efforts globally and the elimination of corporate overhead and other headcount expenses. We expect to achieve $75.0 million of these cost savings by the end of the first full fiscal quarter following the consummation of the Acquisiton. We believe that the severance and restructuring costs incurred to achieve these savings will be approximately $35.0 million. Inclusion of these cost savings should not be viewed as a representation that we in fact will achieve these cost savings but is rather presented to help investors analyze the covenants in the New Senior Secured Credit Facilities and indenture governing the notes, as well as in assessing our ability to service our indebtedness, maintain current operating levels of capital assets and acquire additional operations and businesses. These cost savings are based on estimates and assumptions made by us that are inherently uncertain, although considered reasonable by us, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that such cost savings will be achieved. See “Risk Factors—Risks Related to the Acquisition—We may fail to realize all of the anticipated benefits of the Transactions or those benefits may take longer to realize than expected.”

(4)
Net debt is defined as total debt (as defined in the footnote above) minus cash and cash equivalents.